UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 20, 2006

Date of Report (Date of earliest event reported)

 Commission File Number: 0-51414

Lucas Energy, Inc.

(Exact name of registrant as specified in its charter)

 Nevada, United States

(State or other jurisdiction of incorporation or organization)

98-0417780

(I.R.S. Employer ID Number)

3000 Richmond Avenue, Suite 400, Houston, Texas 77040

(Address of principal executive offices) (Zip code)

(713) 528-1881

     (Issuer's telephone number)

N/A

(Former Name, Former Address and Former Fiscal Year if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement

Item 2.01    Completion of Acquisition or Disposition of Assets

On December 20, 2006, Lucas Energy, Inc. (the "Company") entered into a Stock Purchase Agreement (the "Agreement") with The Delphic Oil Co., LLC, a Florida Limited Liability Company ("Delphic").  Pursuant to the terms of the Agreement, the Company agreed to purchase six oil wells located in Gonzales, Texas (the "Delphic Assets").  The Delphic Assets represent 4 properties with a total of 1172.29 acres.  The current purchase of the Delphic Assets represents a total of six wells, four of which are operating and two additional wells which are currently shut and awaiting workover.  The properties also contain additional acreage with offset drilling locations.

The terms of the transaction included all assets of Delphic in exchange for 1.6 million shares of the Company's restricted common stock, valued at $2.65 per share.  The Agreement is attached hereto as Exhibit 10.1.

Item 9.01    Financial Statements and Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement between Lucas Energy, Inc. and The Delphic Oil Co., LLC, dated December 20, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 20, 2006

LUCAS ENERGY, INC.

/s/ James J. Cerna, Jr.

James J. Cerna, Jr.

President and Chief Executive Officer